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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Numbers 333-87069-99, 333-11313-99, 333-121908, 333-155291, 333-166598 and 333-184165) and on Form S-3 (Registration Number 333-159601) of Nabors Industries Ltd. and on Form S-3 (Registration Number 333-169013-01) of Nabors Industries Ltd. and Nabors Industries, Inc. of our report dated March 3, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Nabors Industries Ltd., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 3, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM